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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 2002 relating to the financial statements and financial statement schedule, which appears in Constellation Energy Group's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Baltimore, Maryland
January 8, 2003